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As filed with the Securities and Exchange Commission on April 29, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Seacoast Financial Services Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation or Organization)

04-1659040
(I.R.S. Employer Identification No.)

One Compass Place, New Bedford, Massachusetts	02740
(Address of Principal Executive Offices)	(Zip Code)

Deferred Stock Compensation Plan for Directors of Abington Bancorp, Inc. and its Subsidiaries
Abington Bancorp, Inc. 1986 Incentive and Nonqualified Stock Option Plan
Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan
Abington Bancorp, Inc. 2000 Incentive and Nonqualified Stock Option Plan
Abington Bancorp, Inc. 2003 Stock Incentive Plan
Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan
(Full Title of the Plan)

Kevin G. Champagne
President and Chief Executive Officer
Seacoast Financial Services Corporation
One Compass Place

New Bedford, Massachusetts 02740
(Name and Address of Agent For Service)

(508) 984-6000
Telephone Number, Including Area Code, of Agent For Service

With a Copy to:
Carol Hempfling Pratt, Esquire
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock (par value $.01)	221,606(1)	$31.95	$7,080,311.70	$897.08

Common Stock (par value $.01)	9,706(2)	$31.95	$310,042.80	$39.28

(1)
Represents the number of shares of the Common Stock of the Registrant issuable upon conversion of stock units outstanding under the Deferred Stock Compensation Plan for Directors of Abington Bancorp, Inc. and its Subsidiaries into shares of the Common Stock of the Registrant in accordance with the terms of the Agreement and Plan of Merger by and among the Registrant, Coast Merger Sub Corporation and Abington Bancorp, Inc., dated as of October 20, 2003 (the "Merger Agreement").

(2)
Represents the number of shares of the Common Stock of the Registrant issuable under the Abington Bancorp, Inc. 1986 Stock Option Plan, Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan, Abington Bancorp, Inc. 2000 Incentive and Nonqualified Stock Option Plan, Abington Bancorp, Inc. 2003 Stock Incentive Plan and Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan (the "Stock Option Plans") as a result of the conversion of options outstanding under the Stock Option Plans to purchase the Common Stock of the Registrant in accordance with the terms of the Merger Agreement.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, upon the basis of the average of the high and low prices of the common stock of the Registrant on April 26, 2004, as reported on the Nasdaq Stock Market.

PART I

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are hereby incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (filed with the Commission on March 12, 2004);

        (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above; and

        (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 18, 1998 including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing of the Registrant's Annual Report on Form 10-K for such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Report.

        Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 67 of Chapter 156B of the Massachusetts General Laws (the "MGL") authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The Restated Articles of Organization of the Registrant provide that each Director of the Registrant and each officer appointed or elected by the Board of Directors of the Registrant shall be indemnified by the Registrant to the extent permitted by law against any expenses incurred by such person in connection with any proceeding in which he or she is involved as a result of (i) his or her serving or having served as a Director, officer or employee of the Registrant, (ii) his or her serving or having served as a Director, officer or employee of any of the Registrant's wholly owned subsidiaries or (iii) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Registrant. The Board of Directors may, in its discretion, indemnify non-officer employees of the Registrant. In accordance with Massachusetts law, the Articles also provide that no indemnification shall be provided with respect to a matter as to which the indemnitee shall have been determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses.

        The Restated Articles of Organization also provide that no Director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability. However, in conformity with Section 13(b)(1 1/2) of Chapter 156B of the MGL, a Director shall be liable (i) for any breach of the Director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the MGL or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

        The effect of these provisions would be to permit indemnification by the Registrant for liabilities arising out of the Securities Act.

        Section 67 of Chapter 156B of the MGL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Registrant has procured a directors and officers liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Registrant against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts or omissions of such directors or officers in their capacity as directors or officers and (ii) insures the Registrant against losses (above a deductible amount) arising from any such claims, but only if the Registrant is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Registrant's Restated Articles of Organization or By-Laws.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

4	Specimen Common Stock certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-52889), filed with the SEC on August 14, 1998)
5	Opinion of Foley Hoag LLP as to the legality of the securities being registered
23.1	Consent of Foley Hoag LLP (included in Exhibit 5)
23.2	Consent of KPMG LLP
23.3	Pursuant to Rule 437a of the Securities Act of 1933, the consent of Arthur Andersen LLP is not included because the Registrant is unable to obtain such consent.
24	Power of Attorney (contained on the signature page)

Item 9. Undertakings.

        1.     The undersigned Registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* * *

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Bedford, Massachusetts, on this 29th day of April 2004.

SEACOAST FINANCIAL SERVICES CORPORATION
By:	/s/ KEVIN G. CHAMPAGNE Kevin G. Champagne President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kevin G. Champagne and Francis S. Mascianica, Jr. and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN G. CHAMPAGNE Kevin G. Champagne	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2004
/s/ FRANCIS S. MASCIANICA, JR. Francis S. Mascianica, Jr.	Treasurer (Principal Financial and Accounting Officer)	April 29, 2004
/s/ HOWARD C. DYER Howard C. Dyer	Director	April 29, 2004
/s/ MARY F. HEBDITCH Mary F. Hebditch	Director	April 29, 2004

/s/ THORNTON P. KLARÉN, JR. Thornton P. Klarén, Jr.	Director	April 29, 2004
/s/ J. LOUIS LEBLANC J. Louis LeBlanc	Director	April 29, 2004
/s/ FREDERIC D. LEGATE Frederic D. Legate	Director	April 29, 2004
/s/ REALE J. LEMIEUX Reale J. Lemieux	Director	April 29, 2004
/s/ JOHN F. MURPHY John F. Murphy	Director	April 29, 2004
/s/ PHILIP W. READ Philip W. Read	Director	April 29, 2004
/s/ DENISE M. RENAGHAN Denise M. Renaghan	Director	April 29, 2004
/s/ CARL RIBEIRO Carl Ribeiro	Director	April 29, 2004
/s/ JOSEPH H. SILVERSTEIN Joseph H. Silverstein	Director	April 29, 2004
/s/ GERALD H. SILVIA Gerald H. Silvia	Director	April 29, 2004

EXHIBIT INDEX

4	Specimen Common Stock certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-52889), filed with the SEC on August 14, 1998)
5	Opinion of Foley Hoag LLP as to the legality of the securities being registered
23.1	Consent of Foley Hoag LLP (included in Exhibit 5)
23.2	Consent of KPMG LLP
23.3	Pursuant to Rule 437a of the Securities Act of 1933, the consent of Arthur Andersen LLP is not included because the Registrant is unable to obtain such consent.
24	Power of Attorney (contained on the signature page)

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PART I
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX